EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made January 1, 1991 by and between Scanner Technologies Corporation, a Minnesota corporation (the "Company"), and Elwin M. Beaty, an individual resident of the state of Minnesota (the "Employee").

         WHEREAS, the parties wish to provide for the employment of the Employee by the Company in the positions of President and Chief Executive Officer,

         WHEREAS, the Company desires reasonable protection of its confidential business and technical information, which has been and will be acquired, and is being developed by the Company, at substantial expense;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee, each intending to be legally bound, agree as follows:

         1. Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts this employment.

         2. Duties. The Employee will make the best use of his energy, knowledge and training in advancing the Company's interests. He will diligently and conscientiously perform the duties, as such duties may be defined by the Company's President. The Employee shall also perform such other tasks as may from time to time be reasonably required to further the growth of the Company.

         3. Term. The Employee shall be employed at an at-will basis; either party may terminate the employment relationship upon 30 days written notice to the other.

         4. Compensation, Benefits, & Expenses.

                  (a) Compensation. See Exhibit A.

                  (b) Benefits. The Employee will be eligible to participate in benefit and profit sharing plans, which may be established by the Board of Directors of the Company. The employee will be eligible for any Company approved medical plan after 90 days continuous employment.

                  (c) Expenses. The Company shall reimburse the Employee for all ordinary and necessary business expenses the Employee incurs while performing his duties under this Agreement, provided that the Employee accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company's Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.


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         5. Inventions.

                  (a) "Inventions," as used in this Section 5, means any discoveries, designs, improvements or software whether or not they are in writing or reduced to practice of works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

                           (i) concern directly the Company's products, research or development; or

                           (ii) result from any work the Employee performs for the Company; or

                           (iii) use the Company's equipment, facilities, or
                                 trade secret information.

                  (b) The Employee agrees that all Inventions he makes subsequent to the Employment Date will be the sole and exclusive property of the Company. The Employee will, with respect to any such
         Invention:

                           (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises;

                           (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);

                           (iii) assign (and the Employee does hereby assign)
                                 to the Company all of his rights to the
                                 Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

                           (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other reasonable acts necessary in the Company's opinion and at its expense to preserve its property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company or its assign; provided, however, that the Employee makes no warranty or representation to the Company as to rights against third parties hereunder.

         The requirements of this subsection 5(b) do not apply to an Invention for which no equipment, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and which (i) does not relate directly to the Company's business or to the Company's actual research or development, or (ii) does not result from any work the Employee performed for the Company.


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         6. Confidential Information.

                  (a) "Confidential Information," as used in this Section 6, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

                           (i) trade secret information about the Company and its products or services;

                           (ii) "Inventions," as defined in subsection 5(a) above;

                           (iii) information concerning the Company's business
                                 (including the Company's customer and supplier lists) as the Company has conducted it or as it may conduct it in the future; and

                           (iv) information concerning any of the Company's past, current, or possible future products, including (without limitations) information about the Company's research, development, engineering, purchasing, manufacturing, servicing, finances, pricing, marketing or sales.

         Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether the Employee or others originated it and regardless of how he obtained it).

                  (b) Except as required in his duties to the Company, the Employee will not, during his association with the Company or for a period of three (3) years after termination of such association, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information (i) which becomes publicly available through a source other than the Employee, or
         (ii) which is received by the Employee after termination of his employment hereunder from a source who did not obtain the information directly or indirectly from employees or agents of the Company, or
         (iii) for which disclosure thereof the Company has given its prior written consent. When the Employee's association with the Company ends, he will promptly turn over to the Company all records and any compositions, articles, devices, apparatus, and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in his possession, regardless of who prepared them.

         7. Competitive Activities. The Employee agrees that during his employment with the Company and for a period of one (1) year after his employment with the company ends:

                  (a) He will not alone, or in any capacity with another firm,
         (i) directly or indirectly engage in any commercial activity that is competitive with the Company's business, as constituted at the time the Employee's employment with the Company was


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         terminated, nor will he participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind whose business is the design, development, production, marketing, or serving of any product or service competitive with the business of the Company as it exists at the time his employment with the Company is terminated, (ii) solicit or in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers, or (iii) employ or attempt to employ any of the Company's employees on behalf of any other entity competing with the Company; provided, however, that nothing in this Section 7 shall restrict the Employee's employment by or association with any entity, venture or enterprise which engages in a business with a product or service competitive with any product or service of the Company so long as the following conditions are complied with: (A) the Employee's employment or association with such entity, venture or enterprise is limited to work which does not involve or relate to the design, development, production, marketing or servicing of a product or service which is directly competitive with any product or service of the Company; and (B) the Employee's employer takes reasonable measures to insure that the Employee is not involved with or consulted in any aspect of the design, development, production, marketing or servicing of such competitive product or service.

                  (b) He will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this Agreement, provided that he reasonably believes his new position is or may be contrary to this Agreement.

         8. Conflicting Business. The Employee agrees that he will not engage in any business activity or utside employment that may be in conflict with the Company's proprietary or business interests.

         9. No Adequate Remedy. The Employee understands that if he fails to fulfill his obligations under Section 5, 6, 7, or 8 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, inequity or by statute, the Employee hereby consents to the agreement by the Company through an injunction or restraining order issued by an appropriate court.

         10. Miscellaneous.

                  (a) Successors and Assigns. This Agreement may not be assigned by the Employee. Except as provided in the next sentence, this Agreement may not be assigned by the Company without the Employee's consent, which consent shall not be reasonably withheld. In any event, the Company may assign this Agreement without the consent of the Employee in connection with a merger, consolidation, assignment, sale, or other disposition of substantially all of its assets or business.

                  (b) Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.


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                  (c) Prior Agreements. The Employee represents and warrants that he has the right to enter into this Agreement and is not under contract with or obligated to anyone which would in any way interfere with or prevent the making of or the due and full performance of this Agreement by him.

                  (d) Governing. The laws of the State of Minnesota shall govern the validity, construction, and performance of this Agreement.

                  (e) Construction. Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remains valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

                  (f) Non-Waiver. No failure or delay by any of the parties hereto in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by any of the parties hereto of any right or remedy under this Agreement preclude any of them from otherwise or further exercising their rights or remedies, or any other rights or remedies granted by any law or any related document.

                  (g) Captions. The headings of this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

                  (h) Notices. All notices required or permitted to be given pursuant to this Agreement shall be in writing, sent via certified mail, return receipt requested, express overnight courier, or by facsimile or e-mail to the address as set forth below, or to such other address as may be specified from time to time in writing. Such notice shall be deemed to have been received on the earlier of (i) the date when actually received, or two (2) business days after mailing if sent by express overnight courier to the following addresses, or such other addresses as either party shall have notified the other party or (ii) if by facsimile or e-mail, when the sending party shall have received a facsimile or e-mail confirmation that the message has been received by the receiving party's facsimile machine or e-mail address.

         If to the Company:    Scanner Technologies Corporation
                               14505 21st Avenue North, Suite 220
                               Minneapolis, MN 55447

         If to the Employee:   Elwin M. Beaty
                               13529 Arthur Street
                               Minnetonka, MN 55343

                  (i) Entire Agreement. This agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and


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         supersedes all prior agreements or representations, oral or written, regarding such subject matter.


         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

Scanner Technologies Corporation


By   /s/ Elwin M. Beaty                        By   /s/ Elwin M. Beaty
   -----------------------------------            ------------------------------
     Elwin M. Beaty, Its President                  Elwin M. Beaty, Employee


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DATE:  January 1, 1991
TO:  Elwin M. Beaty
COMPANY:  STC
FROM:  Elwin M.  Beaty
SUBJECT:  Exhibit A

This Exhibit A is made a part of the EMPLOYMENT AGREEMENT, dated January 1, 1991.

COMPENSATION AND BENEFITS
1. The Employee will be eligible for company paid medical benefits as may be offered by Scanner Technologies Corporation.
2. The Employee will be eligible for three weeks of paid vacation for each year of continuous employment.
3. The Employee will be eligible for all Company paid holidays as may be approved by the Company from time to time.
4. The Employee will be paid a salary of $15,000.00 per month, paid in equal amounts on the 15th and last day of each month, commencing January 1, 1991.
5. The Employee will be paid one years salary, in effect at the time of termination, if terminated without cause.


  /s/ Elwin M. Beaty           1/1/91        /s/ Elwin M. Beaty           1/1/91
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Elwin M. Beaty                 Date        Elwin M. Beaty                 Date
President                                  Employee